UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

Minn Shares Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 E. Lake St. Suite 301, Wayzata, MN 55391

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.01 and 2.03 below are hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Closing of Securities Exchange Agreement

On February 1, 2017, Minn Shares Inc., a Delaware corporation (the “Company”), Environmental Alternative Fuels, LLC, a Delaware limited liability company (“EAF”), EVO CNG, LLC, a Delaware limited liability company and a wholly-owned subsidiary of EAF (“EVO”), and Danny R. Cuzick (“Danny Cuzick”), Damon R. Cuzick (“Damon Cuzick”), Theril H. Lund and Thomas J. Kiley (together with Danny Cuzick and Damon Cuzick, the “EAF Members”) consummated the transactions contemplated by that certain Agreement and Plan of Securities Exchange dated January 11, 2017 (the “Exchange Agreement”), by and among the Company, EAF, EVO and the EAF Members. Pursuant to the Exchange Agreement, the Company acquired all of the membership interests in EAF (the “EAF Interests”) from the EAF Members. The Exchange Agreement is described more fully in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2017.

Issuance of Promissory Notes

As consideration for the EAF Interests, the Company issued a promissory note in the principal amount of $3.8 million to Danny Cuzick (the “Senior Promissory Note”) and convertible promissory notes in the aggregate principal amount of $9.5 million to the EAF Members (the “Convertible Notes”). The Senior Promissory Note bears interest at 7.5% per year with a default interest rate of 12.5% per year and has a maturity date of the earlier of (a) the date that is ten days after the initial closing of a private offering of capital stock of the Company in an amount not less than $10 million (a “Private Offering”); (b) December 31, 2017 and (c) declaration by Danny Cuzick of an event of default under the Senior Promissory Note.

The Convertible Notes are convertible into 70,000,000 shares (the “Transaction Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to adjustment for any stock splits, combinations or similar transactions, representing approximately 81.1% of the Company’s total outstanding shares of Common Stock on a post-transaction basis. Accordingly, the conversion of the Convertible Notes will result in a change in control of the Company. The Exchange Agreement was effective as of February 1, 2017. The number of Transaction Shares will be increased to equal 70% of the issued and outstanding Common Stock if the issuance of Common Stock pursuant to a private offering of Common Stock of up to $2 million and the conversion of the Company’s junior bridge notes, senior bridge notes, convertible promissory notes, and certain accounts payable into Common Stock would otherwise cause the Transaction Shares to represent less than 70% of the issued and outstanding Common Stock. Pursuant to the terms of the Exchange Agreement, the EAF Members are entitled to demand registration rights and piggyback registration rights with respect to the Transaction Shares upon customary terms, limitations, exceptions and conditions. The Convertible Notes are secured by all of the assets of EAF and the EAF Interests, which the Company pledged to the EAF Members as security for the Convertible Notes.

Each Convertible Note is convertible at the applicable holder’s option upon (1) consummation of a reorganization, merger or similar transaction where the Company is not the surviving or resulting entity or (2) the sale of all or substantially all of the Company’s assets, subject to customary restrictions. The Convertible Notes are also subject to mandatory conversion at the Company’s option beginning on the first anniversary of the date of issuance of the Convertible Notes if: (i) the closing price of the Common Stock is greater than (A) 150% of the price at which a share of Common Stock is sold in a Private Offering or (B) $10.00 if a Private Offering has not occurred by December 31, 2017 and (ii) the average daily trading volume of shares of Common Stock has equaled 100,000 or more for the 30 days prior to the applicable date. Upon a conversion of the Convertible Notes, accrued interest may also be converted at the greater of (i) the amount of interest to be converted divided by the exchange ratio of 0.1357, subject to adjustment for stock splits or combinations, or (ii) the amount of interest to be converted divided by the closing price of the Common Stock on the trading day preceding the conversion date.

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In connection with the closing of the Exchange Agreement, on February 1, 2017, the Company issued promissory notes to the EAF Members in the aggregate principal amount of $250,000 that bear interest at 6% per annum with a default rate of 11% per annum and a maturity date of the earlier of (a) the closing of a Private Offering; (b) 180 days from the date of the notes and (c) declaration by a holder of an event of default under the holder’s note (the “Working Capital Notes”).

In connection with the closing of the Exchange Agreement, on February 1, 2017, the Company guaranteed a note from Danny Cuzick to EAF dated January 30, 2017 in the principal amount of $4 million (the “EAF Note”). The EAF Note is secured by all assets of EAF and is guaranteed by EAF. The EAF Note bears interest at 7.5% per annum with a default rate of 12.5% per annum and has a maturity date of the earlier of (a) February 1, 2020 and (b) declaration by Danny Cuzick of an event of default under the EAF Note.

The descriptions set forth above of the Senior Promissory Note, the Convertible Notes, the Working Capital Notes and the EAF Note are not complete and are subject to and qualified in its entirety by reference to the text of the Senior Promissory Note, the Convertible Notes, the Working Capital Notes and the EAF Note, copies of which are filed herewith as Exhibits 4.24, 4.25, 4.26, 4.27, 4.28, 4.29, 4.30, 4.31, 4.32 and 4.33 and the terms of which are incorporated by reference.

Damon Cuzick Employment Agreement

On February 1, 2017, the Company entered into an executive employment agreement (the “Damon Cuzick Employment Agreement”) with Damon Cuzick pursuant to which Damon Cuzick will serve as the chief operating officer of the Company. The Damon Cuzick Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Damon Cuzick Employment Agreement, Mr. Cuzick will be entitled to base compensation of $180,000 per year, incentive compensation based on Mr. Cuzick’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Cuzick is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date.

The Damon Cuzick Employment Agreement also includes a customary confidentiality covenant and two-year post-termination nonsolicitation and non-interference covenants.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 2.03.

Secured Bridge Note

On January 31, 2017, Titan CNG LLC, a Delaware limited liability company (“Titan”), a subsidiary of the Company, issued a secured bridge note (the “Secured Bridge Note”) in the principal amount of $400,000 to the Richard H. Enrico Revocable Trust Dated June 9, 1998. The Secured Bridge Note bears interest at 16% per year with a default interest rate of 18% per year and matures on April 30, 2017. In the event of a default under the Secured Bridge Note, the Company is required to issue 87,919 shares of Common Stock to the holder on the date of default and each 90 day interval thereafter until all amounts due have been paid in full. The Secured Bridge Note is secured by a subordinate security interest on substantially all of the Company’s and Titan’s assets.

In connection with the Secured Bridge Note, on January 31, 2017, the Company issued 439,595 shares of Common Stock. The issuance of Common Stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, because the issuance did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. The Company did not pay underwriter discounts or commissions in connection with the foregoing transaction. As a result of the foregoing issuance, the Company has 16,299,937 shares of Common Stock outstanding as of the date of this report, excluding shares issuable upon conversion of the Convertible Notes.

The description set forth above of the Secured Bridge Note is not complete and is subject to and qualified in its entirety by reference to the text of the Secured Bridge Note, a copy of which is filed herewith as Exhibit 4.23 and the terms of which are incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.03 above under the caption “Secured Bridge Note” are hereby incorporated by reference into this Item 3.02.

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Item 5.01	Changes in Control of Registrant.

The disclosures regarding closing of the transactions contemplated by the Exchange Agreement, as set forth in Item 2.01, are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Danny Cuzick as Director

In connection with the closing of the Exchange Agreement, on February 1, 2017, the Company’s board of directors increased the size of the board of directors from four directors to five directors and appointed Danny Cuzick as a director. As described in Item 2.01, the Company issued the Senior Promissory Note in the principal amount of $3.8 million, a Convertible Promissory Note in the principal amount of $6.65 million and a Working Capital Note in the principal amount of $125,000 to Danny Cuzick in connection with closing the Exchange Agreement. As described in Item 2.01, Danny Cuzick’s Convertible Promissory Note is secured by all of the assets of EAF and the EAF Interests. The Company also guaranteed a loan from Danny Cuzick to EAF in the principal amount of $4 million. There are no other related party transactions involving Danny Cuzick that are reportable under Item 404(a) of Regulation S-K.

Appointment of Damon Cuzick as Chief Operating Officer

In connection with the closing of the Exchange Agreement, on February 1, 2017, the Company appointed Damon Cuzick as chief operating officer of the Company. Damon Cuzick, 36, has been an active businessman and company owner since 2004. In 2004, Damon co-founded both March Development Company, a commercial real estate development company focused on retail shopping centers and office buildings in Phoenix, Arizona, and Cuzick Van Pelt Commercial Group, a related brokerage company. The companies combined for over $40 million in annual sales, and in 2007 merged into Don Bennett Partners, another real estate development company. Damon continued working at Don Bennett Partners until he sold his interest in that company in 2008. From 2008 to 2015, Damon worked with his father, Danny Cuzick, at Freightliner of Arizona, a class 8 truck dealership. Damon’s responsibilities at Freightliner of Arizona included the design, development and construction of a new state-of-the-art corporate headquarters in Tolleson, Arizona and the acquisition of a competing dealership in Tucson, Arizona. In 2012, Damon, his father and two additional partners formed EVO CNG, LLC, a company dedicated to building compressed natural gas fueling stations for the class 8 trucking industry. Damon has acted as the Chief Operating Officer of EVO CNG since its inception, overseeing the development of six CNG stations in Texas, Arizona, California and Wisconsin, as well as customer service, sales and day-to-day operations.

As described in Item 2.01, the Company issued a Convertible Promissory Note in the principal amount of $1.14 million and a Working Capital Note in the principal amount of $50,000 to Damon Cuzick in connection with closing the Exchange Agreement. As described in Item 2.01, Damon Cuzick’s Convertible Promissory Note is secured by all of the assets of EAF and the EAF Interests. In connection with Damon Cuzick’s appointment as chief operating officer, the Company and Damon Cuzick entered into the Damon Cuzick Employment Agreement described in Item 2.01. Damon Cuzick is the son of Danny Cuzick, a member of the Company’s board of directors.

Effectiveness of Executive Employment Agreements

Upon closing the transactions contemplated by the Exchange Agreement, the employment agreements with each of John Yeros, the Company’s chief executive officer, Kirk Honour, the Company’s president, and Randy Gilbert, the Company’s chief financial officer (the “J. Yeros Employment Agreement,” “K. Honour Employment Agreement” and “R. Gilbert Employment Agreement,” respectively, and collectively, the “Executive Employment Agreements”), became effective.

The J. Yeros Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the J. Yeros Employment Agreement, Mr. Yeros is entitled to base compensation of $240,000 per year, incentive compensation based on Mr. Yeros’ performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

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If Mr. Yeros is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to: (A) any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus (B) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by the longer of (1) the period between his last day of employment and the one year anniversary of his employment if his employment is terminated prior to such one year anniversary or (2) six months.

The K. Honour Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the K. Honour Employment Agreement, Mr. Honour is entitled to base compensation of $180,000 per year, incentive compensation based on Mr. Honour’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Honour is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to: (A) any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus (B) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by the longer of (1) the period between his last day of employment and the one year anniversary of his employment if his employment is terminated prior to such one year anniversary or (2) six months.

The R. Gilbert Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the R. Gilbert Employment Agreement, Mr. Gilbert is entitled to base compensation of $150,000 per year, incentive compensation based on Mr. Gilbert’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Gilbert is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to: (A) any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus (B) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by the longer of (1) the period between his last day of employment and the one year anniversary of his employment if his employment is terminated prior to such one year anniversary or (2) six months.

The Executive Employment Agreements also include customary confidentiality covenants and two-year post-termination nonsolicitation and non-interference covenants.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
4.23	Secured Bridge Note, dated January 31, 2017, by Titan CNG LLC in favor of the Richard H. Enrico Revocable Trust Dated June 9, 1998
4.24	Convertible Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Danny R. Cuzick
4.25	Convertible Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Damon R. Cuzick
4.26	Convertible Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Theril H. Lund
4.27	Convertible Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Thomas J. Kiley
4.28	Senior Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Danny R. Cuzick
4.29	Working Capital Note, dated February 1, 2017, by Minn Shares in favor of Danny R. Cuzick
4.30	Working Capital Note, dated February 1, 2017, by Minn Shares in favor of Damon R. Cuzick
4.31	Working Capital Note, dated February 1, 2017, by Minn Shares in favor of Theril H. Lund
4.32	Working Capital Note, dated February 1, 2017, by Minn Shares in favor of Thomas J. Kiley
4.33	Promissory Note, dated February 1, 2017, by Environmental Alternative Fuels, LLC in favor of Danny R. Cuzick
10.9	Employment Agreement, dated February 1, 2017, between Minn Shares Inc. and Damon R. Cuzick

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2017	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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